Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 Fax: 312/922-9851
MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST

REPORTS THIRD QUARTER 2014 RESULTS

•	Increased Occupancy to 93.9%, Up 90 Basis Points from 2Q14, 270 Basis Points from 3Q13

•	Grew Same Store NOI 4.9%

•	Signed Nearly 700,000 Square Feet of New Development Leases

•	Earned Investment Grade Ratings for Unsecured Notes from Moody’s and Fitch

•	Sold $54.2 Million of Properties Comprised of 925,000 Square Feet

CHICAGO, October 29, 2014 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner, operator and developer of industrial real estate, today announced results for the third quarter of 2014. Diluted net income available to common stockholders per share (EPS) was $0.19, compared to $0.05 a year ago.

First Industrial’s FFO was $0.32 per share/unit on a diluted basis, compared to $0.26 per share/unit a year ago.

“The First Industrial team delivered an excellent quarter in all aspects of our business,” said Bruce W. Duncan, First Industrial’s president and CEO. “Tenant demand continues to be strong, reflected by our occupancy levels, development leasing wins, and our positive rental rate change on a cash basis for the third consecutive quarter.”

Portfolio Performance – Third Quarter 2014

•	In-service occupancy was 93.9% at the end of the third quarter, compared to 93.0% at the end of the second quarter of 2014, and 91.2% at the end of the third quarter of 2013.

•	Same property cash basis net operating income (NOI) increased 4.9%. Including lease termination fees, same store NOI grew 5.7%. Both measures exclude the impact of the $1.0 million portion of a one-time restoration fee recognized during the third quarter of 2014.

•	Rental rates increased 1.6% on a cash basis and increased 9.4% on a GAAP basis; leasing costs were $1.89 per square foot.

•	Tenants were retained in 78.9% of square footage up for renewal.

Investment and Disposition Activities

In the third quarter of 2014, the Company:

•	Sold 15 properties comprised of 925,000 square feet for a total of $54.2 million; third quarter sales included a portfolio of six light industrial and flex buildings totaling 370,000 square feet and one land parcel in Baltimore for $28.5 million, as well as a 119,000 square-foot vacant facility in Chicago for $10.5 million.

< more >

•	Acquired development sites in Houston and Southern California, comprised of 47 and 16 developable acres, respectively, for a total of $21.8 million.

In the fourth quarter to date, the Company:

•	Sold two buildings totaling 35,000 square feet in Detroit and one land parcel in Toronto for a total of $3.3 million.

The Company anticipates starting the following two new developments in the fourth quarter.

•	First Arlington Commerce Center @ I-20, a 153,000 square-foot building in the Dallas market; estimated total investment of $9.5 million.

•	First 33 Commerce Center, a two-building, 585,000 square-foot project in the Lehigh Valley in Pennsylvania; estimated total investment of $44 million.

“We are enhancing our portfolio through new investments and execution of targeted asset sales, levering the strengths of the First Industrial team,” said Johannson Yap, chief investment officer. “We continue to add to our development pipeline to drive future growth and capture potential tenant demand, with two planned starts in the fourth quarter along with the acquisition of two new development sites.”

Development Leasing

As previously announced, the Company:

•	Commenced the lease on its 708,000 square-foot First Logistics Center @ I-83 in York, PA.

•	Leased approximately half of its 489,000 square-foot First Bandini Logistics Center in Los Angeles.

•	Signed a 377,000 square-foot full-building lease at its First Pinnacle Industrial Center in Dallas. The 598,000 square-foot two-building complex is 87% pre-leased and completion is expected in the first quarter of 2015.

•	Leased approximately half of the 142,000 square-foot building at its Interstate North Business Park development in Minneapolis. The two-building, 239,000 square-foot project is 70% pre-leased and is expected to be completed in the fourth quarter of 2014.

Capital Market Activities and Financial Position

In the third quarter, the Company:

•	Paid off $25.2 million of secured debt with an interest rate 6.7%.

•	Received an investment grade rating of BBB- on its unsecured notes from Fitch Ratings.

In the fourth quarter to date, the Company:

•	Received an investment grade rating of Baa3 on its unsecured notes from Moody’s Investors Service.

“We are pleased to now have earned investment grade ratings from all three agencies,” said Scott Musil, chief financial officer. “We now have the flexibility to access the unsecured debt markets more cost-effectively as we manage our long-term capital needs and grow our cash flow by capturing further interest rate savings.”

< more >

Outlook for 2014

Mr. Duncan stated, “The U.S. industrial real estate market continues to enjoy positive net absorption, with incremental demand outpacing new supply. We remain focused on capturing the cash flow growth opportunities within our portfolio and through disciplined new investment.”

	Low End of	High End of
	Guidance for 2014	Guidance for 2014
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	0.30	0.34
Add: Real Estate Depreciation/Amortization	1.00	1.00
Less: Non-NAREIT Compliant Gain Through 3Q14	(0.16)	(0.16)

FFO (NAREIT Definition)*	$1.14	$1.18

FFO Before One-Time Restoration Fee, Loss from Retirement of Debt, Loss from Redemption of Preferred Stock and Acquisition Costs*	$1.14	$1.18

*	NAREIT FFO guidance reflects the one-time restoration fee, offset by loss from retirement of debt related to mortgage payoffs, loss from redemption of preferred stock and acquisition costs. The net impact of these items is less than one-half cent per share. As a result, the guidance range for these two metrics is the same.

The following assumptions for full year 2014 were used:

•	Average quarter-end in-service occupancy of 93% to 93.5%, an increase of 0.5% at the bottom end of the range.

•	Guidance includes a one-time restoration fee of approximately $0.02 per share.

•	Guidance reflects occupancy for the remaining half of the Company’s First Bandini Logistics Center development by year-end.

•	Same-store NOI on a cash basis of positive 3.25% to 4% before termination fees and excluding the aforementioned one-time restoration fee. This is a narrowing of the range and a reduction from the prior midpoint of 4%. The change in same store guidance was due primarily to a lease termination fee received in the third quarter that economically offsets the lost rental income from the lease in the fourth quarter. Since the economics were in the form of a termination fee instead of rent, they are excluded from same store guidance. Same store guidance was also adjusted for the impact of third quarter asset sales.

•	JV FFO of approximately $0.4 million.

•	General and administrative expense of approximately $23 million to $24 million.

•	Guidance includes the incremental costs related to the Company’s developments in process and its completed developments. Guidance also reflects the initial costs related to the anticipated fourth quarter development starts. In total, the Company expects to capitalize $0.01 per share of interest in 2014 related to its development projects.

•	Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances;

•	any other future property sales or investments;

•	any future impairment gains or losses;

•	any future NAREIT-compliant gains or losses; or

•	issuance of additional equity.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

< more >

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own, manage and have under development approximately 65.3 million square feet of industrial space as of September 30, 2014. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and those additional factors described under the “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2013 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

< more >

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Thursday, October 30, 2014 at 11:30 a.m. EDT (10:30 a.m. CDT). The conference call may be accessed by dialing (866) 542-2938, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter supplemental information can be viewed at www.firstindustrial.com under the “Investor Relations” tab.

Contact:	Art Harmon

          Senior Director, Investor Relations and Corporate Communications

          312-344-4320

< more >

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Statement of Operations and Other Data:
Total Revenues	$87,077	$79,708	$256,347	$238,732

Property Expenses	(27,566)	(25,312)	(85,396)	(77,527)
General & Administrative	(5,389)	(5,137)	(18,053)	(17,001)
Impairment of Real Estate	—	(1,047)	—	(1,047)
Depreciation of Corporate FF&E	(137)	(137)	(388)	(509)
Depreciation and Other Amortization of Real Estate	(27,984)	(26,955)	(83,692)	(79,389)

Total Expenses	(61,076)	(58,588)	(187,529)	(175,473)

Interest Income	681	591	2,054	1,754
Interest Expense	(17,322)	(17,997)	(55,292)	(55,391)
Amortization of Deferred Financing Costs	(753)	(781)	(2,360)	(2,468)
Mark-to-Market Gain on Interest Rate Protection Agreements	—	—	—	52
Loss from Retirement of Debt	(32)	(662)	(655)	(6,248)

Income from Continuing Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax Provision	8,575	2,271	12,565	958

Equity in (Loss) Income of Joint Ventures (a)	(14)	72	3,508	119
Income Tax Provision	(103)	(63)	(192)	(4)

Income from Continuing Operations	8,458	2,280	15,881	1,073

Discontinued Operations:
Income Attributable to Discontinued Operations	309	949	1,102	1,726
Gain on Sale of Real Estate	13,428	5,243	14,483	15,650

Income from Discontinued Operations	13,737	6,192	15,585	17,376

Income Before Gain on Sale of Real Estate	22,195	8,472	31,466	18,449

Gain on Sale of Real Estate	—	291	—	553

Net Income	22,195	8,763	31,466	19,002
Net Income Attributable to the Noncontrolling Interest	(868)	(219)	(1,137)	(244)

Net Income Attributable to First Industrial Realty Trust, Inc.	21,327	8,544	30,329	18,758

Preferred Dividends	—	(1,392)	(1,019)	(7,506)
Redemption of Preferred Stock	—	(2,121)	(1,462)	(5,667)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$21,327	$5,031	$27,848	$5,585

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$21,327	$5,031	$27,848	$5,585

Depreciation and Other Amortization of Real Estate	27,984	26,955	83,692	79,389
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	187	1,571	1,586	5,709
Impairment of Depreciated Real Estate	—	1,047	—	1,047
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	—	—	1,605
Noncontrolling Interest	868	219	1,137	244
Equity in Depreciation and Other Amortization of Joint Ventures (a)	25	114	91	224
Non-NAREIT Compliant Gain (b)	(13,428)	(5,243)	(14,483)	(15,650)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(111)	(3,346)	(111)

Funds From Operations (NAREIT) (“FFO”) (b)	$36,963	$29,583	$96,525	$78,042

Loss from Retirement of Debt	32	662	655	6,248
Restricted Stock/Unit Amortization	1,351	1,769	6,248	4,436
Amortization of Debt Discounts / (Premiums) and Hedge Costs	148	998	1,924	2,928
Amortization of Deferred Financing Costs	753	781	2,360	2,468
Depreciation of Corporate FF&E	137	137	388	509
Redemption of Preferred Stock	—	2,121	1,462	5,667
Mark-to-Market Gain on Interest Rate Protection Agreements	—	—	—	(52)
NAREIT Compliant Economic Gain (b)	—	(291)	—	(553)
One-Time Restoration Fee (d)	(1,014)	—	(2,236)	—
Non-Incremental Capital Expenditures (d)	(11,849)	(13,163)	(31,713)	(36,725)
Capitalized Interest and Overhead	(336)	(1,122)	(1,205)	(3,233)
Straight-Line Rent and Amortization of Above (Below) Market Leases and Lease Inducements	(571)	(779)	(1,173)	(2,913)

Adjusted Funds From Operations (“AFFO”) (b)	$25,614	$20,696	$73,235	$56,822

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$21,327	$5,031	$27,848	$5,585
Interest Expense	17,322	17,997	55,292	55,391
Depreciation and Other Amortization of Real Estate	27,984	26,955	83,692	79,389
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	187	1,571	1,586	5,709
Impairment of Depreciated Real Estate	—	1,047	—	1,047
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	—	—	1,605
Preferred Dividends	—	1,392	1,019	7,506
Redemption of Preferred Stock	—	2,121	1,462	5,667
Income Tax Provision	103	63	192	4
Noncontrolling Interest	868	219	1,137	244
Loss from Retirement of Debt	32	662	655	6,248
Amortization of Deferred Financing Costs	753	781	2,360	2,468
Depreciation of Corporate FF&E	137	137	388	509
Equity in Depreciation and Other Amortization of Joint Ventures (a)	25	114	91	224
NAREIT Compliant Economic Gain (b)	—	(291)	—	(553)
Non-NAREIT Compliant Gain (b)	(13,428)	(5,243)	(14,483)	(15,650)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(111)	(3,346)	(111)

EBITDA (b)	$55,310	$52,445	$157,893	$155,282

General and Administrative	5,389	5,137	17,942	17,001
Acquisition Costs	—	—	111	—
Mark-to-Market Gain on Interest Rate Protection Agreements	—	—	—	(52)
FFO from Joint Ventures (b)	(21)	(134)	(379)	(412)

Net Operating Income (“NOI”) (b)	$60,678	$57,448	$175,567	$171,819

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (b)
Gain on Sale of Real Estate	$—	$291	$—	$553
Gain on Sale of Real Estate from Discontinued Operations	13,428	5,243	14,483	15,650
Non-NAREIT Compliant Gain (b)	(13,428)	(5,243)	(14,483)	(15,650)

NAREIT Compliant Economic Gain (b)	$—	$291	$—	$553

Weighted Avg. Number of Shares/Units Outstanding - Basic (c)	114,512	114,089	114,346	110,823
Weighted Avg. Number of Shares Outstanding - Basic (c)	110,072	109,474	109,856	106,154
Weighted Avg. Number of Shares/Units Outstanding - Diluted (c)	114,711	114,089	114,788	110,823
Weighted Avg. Number of Shares Outstanding - Diluted (c)	110,271	109,474	110,298	106,154

Per Share/Unit Data:
FFO (NAREIT)	$36,963	$29,583	$96,525	$78,042
Less: Allocation to Participating Securities	(149)	(127)	(334)	(323)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$36,814	$29,456	$96,191	$77,719
Basic/Diluted Per Share/Unit (c)	$0.32	$0.26	$0.84	$0.70

Income from Continuing Operations, including Gain on Sale of Real Estate	$8,458	$2,571	$15,881	$1,626
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	(338)	31	(528)	486
Less: Preferred Dividends	—	(1,392)	(1,019)	(7,506)
Less: Redemption of Preferred Stock	—	(2,121)	(1,462)	(5,667)
Less: Allocation to Participating Securities	(34)	—	(57)	—

Income from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$8,086	$(911)	$12,815	$(11,061)
Basic/Diluted Per Share (c)	$0.07	$0.00	$0.12	$(0.10)

Net Income Available	$21,327	$5,031	$27,848	$5,585
Less: Allocation to Participating Securities	(90)	(42)	(123)	(120)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$21,237	$4,989	$27,725	$5,465
Basic/Diluted Per Share (c)	$0.19	$0.05	$0.25	$0.05

Common Dividends/Distributions	$0.1025	$0.0850	$0.3075	$0.2550

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,155,936	$3,157,804
Real Estate and Other Assets Held For Sale, Net	15,413	2,291
Total Assets	2,576,511	2,611,115
Debt	1,343,764	1,329,526
Total Liabilities	1,483,476	1,453,657
Total Equity	$1,093,035	$1,157,458

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus or minus impairment of depreciated real estate, minus or plus non-NAREIT compliant gain (loss). Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, minus mark-to-market gain on interest rate protection agreements, minus general and administrative expenses and acquisition costs. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, plus or minus straight-line rental income and amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, minus mark-to-market gain on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2014, include all properties owned prior to January 1, 2013 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2013 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended September 30, 2014 and September 30, 2013, NOI was $60,678 and $57,448, respectively; NOI of properties not in the Same Store Pool was $1,687 and $1,274, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $209 and $583, respectively. Included in the $1,687 of NOI from properties not in the Same Store Pool in 2014 is a one-time restoration fee of $1,014. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for the three and nine months ended September 30, 2013, as the dilutive effect of awards that have forfeitable rights to dividends or dividend equivalents (LTIP Unit Awards) would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in calculating per share amounts for items included on the Statement of Operations, including FFO and AFFO.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (restricted stock) (“participating securities”) to be included in the two class method of the computation of EPS. Under the two class method, participating security holders are allocated income, in proportion to total weighted average shares outstanding, based upon the greater of net income (after reduction for preferred dividends and redemption of preferred stock) or common dividends declared. The Company conforms the calculation of FFO and AFFO with the calculation of EPS during periods in which common dividends are declared.

d)	Non-incremental capital expenditures of $1,014 and $2,236 for the three and nine months ended September 30, 2014, respectively, are excluded from the calculation of AFFO due to a one time restoration fee.